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EXHIBIT (a)(11)

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Option Exchange Program

Saba Live! Presentation
June 12, 2002

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         Presentation Overview

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Saba's Option Exchange Program

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Who is Eligible for Which Options

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Terms of the New Options

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Other Important Information

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Resources

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Q&A

Human Capital DEVELOPMENT & MANAGEMENT
Saba Confidential

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         Saba's Option Exchange Program

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Important part of overall compensation

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"Out of the Money" Options

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Best possible result for employees

Human Capital DEVELOPMENT & MANAGEMENT
Saba Confidential

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         Who is Eligible for Which Options

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Saba employees, except executive officers, who have options with prices greater than or equal to $5.93

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If you choose to participate, options granted since December 1, 2001 are automatically included

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Completely Voluntary Participation

Human Capital DEVELOPMENT & MANAGEMENT
Saba Confidential

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         Terms of the New Options

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Exercise price equal to market closing price on January 2, 2003

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Number of shares equal to the number of shares you elected to exchange

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Vesting:

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Quarterly vesting from January 2, 2003 through original vesting plus 12 months

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No 25% cliff vest

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Never more than 4 years

Human Capital DEVELOPMENT & MANAGEMENT
Saba Confidential

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         Vesting Term

Human Capital DEVELOPMENT & MANAGEMENT
Saba Confidential

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         Vesting Term

Human Capital DEVELOPMENT & MANAGEMENT
Saba Confidential

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         Example Vesting Schedule

Grant Date*	Option Price	Normal Vesting	Re-granted Vesting	Re-granted Options Vesting Schedule
July 21, 2000	$21.00	6.25% per qtr	10% per qtr	10 qtrs thru July 2, 2005
September 15, 2000	$29.37	6.25% per qtr	10% per qtr	10 qtrs thru July 2, 2005
October 13, 2000	$21.125	6.25% per qtr	9.09% per qtr	11 qtrs thru October 2, 2005
January 25, 2001	$16.375	6.25% per qtr	8.33% per qtr	12 qtrs thru January 2, 2006

*
Assumes vesting commencement date equals grant date

Human Capital DEVELOPMENT & MANAGEMENT
Saba Confidential

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         Other Important Information

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If you participate, no new options granted until January 2, 2003

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May earn performance options

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Retroactive vesting to effective date—June 1, 2002

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Saba has 2 option plans—1997 and 2000, outlined on top of your grant agreement

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If you leave Saba for any reason, you will NOT receive your new OR old options

Human Capital DEVELOPMENT & MANAGEMENT
Saba Confidential

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         Resources

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Saba's Form TO as filed and distributed on June 3, 2002

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Q&A Section

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Summary Term Sheet

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Yvonne Selner, Manager Stockholder Services

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650-581-2593

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optionexchange@saba.com

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Your financial, tax or legal advisor

Human Capital DEVELOPMENT & MANAGEMENT
Saba Confidential

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         Question and Answer

Human Capital DEVELOPMENT & MANAGEMENT
Saba Confidential

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